Kennedy-Wilson Holdings, Inc.
Third Quarter 2015
Earnings Release and Supplemental Financial Information

Kennedy-Wilson Holdings, Inc.
Supplemental Financial Information
For the Quarter Ended September 30, 2015

Cover
The properties depicted on the cover of this earnings release and supplemental financial information, in order from left to right are: Top Row- Central Park, Dublin, Ireland (held by KWE); Kohanaiki, Kona, Hawaii; 111 Buckingham Palace Road, London (held by KWE); Bottom Row - Harrington Square, Renton, Washington; Fairmont Hotel, St. Andrews, Scotland (held by KWE); Tricenter, Van Nuys, CA

Common Definitions
·     “KWH,”"KW," “Kennedy Wilson,” the "Company," "we," "our," or "us" refers to Kennedy-Wilson Holdings, Inc. and its wholly-owned subsidiaries. The consolidated financial statements of the Company include the results of the Company's consolidated subsidiaries (including KWE).
·     “KWE” refers to Kennedy Wilson Europe Real Estate plc, a London Stock Exchange-listed company that we externally manage through a wholly-owned subsidiary.  In our capacity as external manager of KWE, we are entitled to receive certain (i) management fees equal to 1% of KWE’s adjusted net asset value (EPRA NAV), half of which are paid in cash and the remainder of which are paid in KWE shares; and (ii) performance fees, all of which are paid in KWE shares.  In accordance with U.S. GAAP, the results of KWE are consolidated in our financial statements.  We own an approximate 17.7% equity interest in KWE as of September 30, 2015, and throughout this release and supplemental financial information, we refer to our pro-rata ownership stake (based on our 17.7% equity interest as of September 30, 2015, or weighted-average ownership interest during the period, as applicable) in investments made and held directly by KWE and its subsidiaries.
·      "Acquisition-related gains" consist of non-cash gains recognized by the Company or its consolidated subsidiaries upon a GAAP-required fair value measurement due to a business combination. These gains are typically recognized when a loan is converted into consolidated real estate owned and the fair value of the underlying real estate exceeds the basis in the previously held loan. These gains also arise when the Company acquires control of an unconsolidated investment. The gain amount is based upon the fair value of the Company’s or its consolidated subsidiaries' equity in the investment following the acquisition of control in excess of the carrying amount of the equity directly preceding the change of control.

·      "Adjusted EBITDA" represents Consolidated EBITDA as defined below, adjusted to exclude share-based compensation expense and EBITDA attributable to noncontrolling interests.
·     “Adjusted fees’’ refers to Kennedy Wilson’s investment management, property services and research fees adjusted to include fees eliminated in consolidation and Kennedy Wilson’s share of fees in unconsolidated service businesses.
·      “Adjusted Net Asset Value’’ is calculated by KWE, in accordance with the standards set forth by EPRA, as net asset value adjusted to include properties and other investment interests at fair value and to exclude certain items not expected to crystallize in a long-term investment property business model such as the fair value of financial derivatives and deferred taxes on property valuation surpluses.
·     "Adjusted Net Income” represents Consolidated Adjusted Net Income as defined below, adjusted to exclude net income attributable to noncontrolling interests, before depreciation and amortization.
·     "Cap rate” represents the net operating income of an investment for the year preceding its acquisition or disposition divided by the purchase or sale price.  Cap rates set forth in this presentation only includes data from income-producing properties.   Cap rates represent historical performance and are not a guarantee of future net operating income. Properties for which a cap rate is provided may not continue to perform at that cap rate.
·    "Consolidated Adjusted Net Income” represents net income before depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments and share-based compensation expense.
·     "Consolidated EBITDA" represents net income before interest expense, our share of interest expense included in income from investments in unconsolidated investments, depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments, loss on early extinguishment of corporate debt and income taxes.
·    “Consolidated investment account” refers to the sum of Kennedy Wilson’s equity in: cash held by consolidated investments, consolidated real estate and acquired in-place leases, net hedge assets, unconsolidated investments, hedge assets/liabilities, consolidated loans gross of accumulated depreciation and amortization, and net other assets.
·   "Equity Multiple" is calculated by dividing the amount of total distributions received by KW from an investment (including any gains, return of equity invested by KW and promoted interests) by the amount of total contributions invested by KW in such investment. This metric does not take into account management fees, organizational fees, or other similar expenses, all of which in the aggregate may be substantial and lower the overall return to KW. Equity multiples represent historical performance and are not a guarantee of the performance of future investments.
·     "Equity partners” refers to non-wholly-owned subsidiaries that we consolidate in our financial statements under U.S. GAAP , including KWE, and third-party equity providers.
·     “Investment account” refers to the consolidated investment account presented after noncontrolling interest on invested assets gross of accumulated depreciation and amortization.
·     “Net operating income" or "NOI” is a non-GAAP measure representing the income produced by a property, calculated by deducting the operating expenses from operating revenues.
·    “Same property" refers to properties in which Kennedy Wilson and its consolidated subsidiaries has an ownership interest during the entire span of both periods being compared.

Note about Non-GAAP and certain other financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (including, Consolidated EBITDA, Adjusted EBITDA, Consolidated Adjusted Net Income, Adjusted Net Income, Adjusted Net Income Per Basic Share and Adjusted Fees, as defined above). Such information is reconciled to its closest GAAP measure in accordance with the rules of the Securities and Exchange Commission, and such reconciliations are included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report contain income or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies. Annualized figures used throughout this release and supplemental financial information, including annualized net operating income, are not an indicator of the actual net operating income that the Company will or expects to realize in any period.

Contact:    Daven Bhavsar
Director of Investor Relations
(310) 887-3431
dbhavsar@kennedywilson.com                        151 S. El Camino Drive
www.kennedywilson.com                            Beverly Hills, CA 90212

KENNEDY WILSON REPORTS RECORD THIRD QUARTER RESULTS
Q3 Adjusted EBITDA of $83.0 million, a 19% increase
Multifamily NOI growth exceeds 8% for ninth consecutive quarter
BEVERLY HILLS, Calif. (November 4, 2015) - Kennedy-Wilson Holdings, Inc. (NYSE: KW) today reported record third quarter results for Q3 2015.
For the three months ended September 30, 2015:

•	Adjusted EBITDA was $83.0 million, a 19% increase from $69.5 million in Q3 2014.

•	Adjusted Net Income was $47.0 million or $0.44 per basic share compared to $30.5 million or $0.34 per basic share for the same period in 2014.

•	GAAP net income to common shareholders was $14.9 million or $0.13 per basic and diluted share compared to a net loss of $2.2 million or $0.03 loss per basic and diluted share in Q3 2014.
For the nine months ended September 30, 2015:

•
Adjusted EBITDA was $249.5 million compared to $261.0 million for the same period in 2014, which includes acquisition-related gains to the Company of $75.5 million and $122.2 million for the first nine months of 2015 and 2014, respectively.

•	Adjusted Net Income was $140.5 million or $1.39 per basic share compared to $129.0 million or $1.45 per basic share for the same period in 2014.

•	GAAP net income to common shareholders was $42.6 million or $0.40 per basic and diluted share compared to $44.6 million or $0.47 per basic and diluted share for the same period in 2014.
"During the third quarter, we continued to increase the existing recurring income streams throughout our business" said William McMorrow, chairman and CEO of Kennedy Wilson.  "At the same time, we were able to acquire strategic investments and to sell certain non-core assets and resolve several significant loan portfolios."
3Q Highlights

•
The Company and its equity partners (including KWE) completed $721.5 million of acquisitions during the third quarter, resulting in year-to-date total acquisitions by the Company and its equity partners of approximately $2.7 billion. The acquisitions for the quarter were directed 85% to the UK, Ireland, and Spain and 15% to the Western U.S.

•
The Company and its equity partners resolved two loan pools and disposed of 11 real estate investments which resulted in an equity multiple of 1.6x and a profit of approximately $22 million to Kennedy Wilson over the life of the investments.

•	The Company and its equity partners invested $52.8 million (including $19.3 million by Kennedy Wilson) into 22 investments under-going value-add, development, and re-development initiatives.

•	The Company acquired the interests of its partners in two unconsolidated investments resulting in acquisition-related gains of $27.4 million.

•
Across the Company's same property portfolio, revenues grew 8.4% for multifamily and 3.9% for commercial while net operating income grew 11.5% and 7.1%, respectively. The Company has now produced nine consecutive quarters of multifamily net operating income growth in excess of 8%.

•
As a result of refinancing and paying off certain unsecured debt in the second half of 2014 as well as the conversion of $100 million of preferred stock in May 2015, the Company reduced its corporate interest expense and preferred dividends by over $5 million in Q3 2015 compared to Q3 2014.

Investments business
For the three and nine months ended September 30, 2015, the Company's Investments segment reported the following results:

•	The Company, together with its equity partners (including KWE), completed investment transactions of approximately $1.2 billion in Q3 2015 and $4.1 billion year-to-date through September 30, 2015:

($ in millions)	Aggregate Purchase / Sale Price	Cap Rate (1)(2)	KW Ownership	KW Equity Basis (at acquisition/disposition)	KW Equity Multiple (3)
Three Months ended September 30, 2015
Acquisitions(4)	$721.5	7.3%	19.2%	$100.4
Dispositions(5)	467.2	6.0%	27.0%	32.9	1.6x
Total	$1,188.7

Nine months ended September 30, 2015
Acquisitions(4)	$2,697.9	7.2%	29.4%	$404.1
Dispositions(5)	1,414.3	4.8%	35.4%	139.7	1.6x
Total	$4,112.2
*Please see footnotes at the end of the earnings release

•
The Company continued to drive growth in same property revenue and net operating income across the portfolio. The three and nine month change in same property multifamily units and commercial real estate are as follows:

Three Months ended September 30, 2015	Occupancy	Revenue	NOI
Multifamily	0.2%	8.4%	11.5%
Commercial	1.2%	3.9%	7.1%
Nine months ended September 30, 2015
Multifamily	—%	7.8%	10.8%
Commercial	1.8%	2.1%	3.9%
Services business
For the three months ended September 30, 2015, the Company's Services segment reported the following results:

•	Adjusted Fees were $30.2 million compared to $22.2 million for the same period in 2014.

•	Adjusted EBITDA was $13.0 million, compared to $8.7 million for the same period in 2014.

For the nine months ended September 30, 2015, the Company's Services segment reported the following results:

•	Adjusted Fees were $94.0 million, compared to $89.1 million for the same period in 2014.

•	Adjusted EBITDA was $45.9 million, compared to $47.0 million for the same period in 2014.
Kennedy Wilson Europe Real Estate Plc (LSE: KWE)

•
As of September 30, 2015, Kennedy Wilson owns approximately 24.0 million shares of KWE, representing 17.7% of KWE’s outstanding shares, with a market value at that date of $413.5 million. For the three and nine months ended September 30, 2015, Kennedy Wilson has earned the following fees and dividends from KWE:

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Management Fees (1)	$5.8	$4.1	$17.1	$8.7
Performance Fees (1)	4.2	—	12.8	—
Dividends (2)	3.6	0.4	8.5	0.4
Total	$13.6	$4.5	$38.4	$9.1
(1) The majority of these fees are recognized in non-controlling interest. Management fees are paid 50% in cash and 50% in KWE shares. Performance fees are earned and accrued for during 2015 and if ultimately achieved will be paid 100% in KWE shares in 2016.
(2) Dividends are received in cash but are fully eliminated in the consolidated financial statements of the Company.

Impact of fluctuations in foreign currencies on our operations

•
Due to our investments denominated in foreign currencies, the impact of exchange rates on Adjusted EBITDA were -1% for the three months ended September 30, 2015, and -2% for the nine months ended September 30, 2015.

Footnotes for table
(1) Cap rate includes only income-producing properties. For the three and nine months ended September 30, 2015, $4.3 million and $219.5 million of acquisitions and $330.3 million and $392.3 million of dispositions, respectively, were non-income producing assets. Please see "common definitions" for a definition of cap rate.
(2) Cap rate and Kennedy Wilson's ownership are shown on a weighted-average basis.

(3)	Please see "common definitions" for a definition of equity multiple.
(4) The three and nine months ended September 30, 2015, includes $450.9 million and $1.4 billion of acquisitions by KWE. For the three and nine months ended September 30, 2015, Kennedy Wilson's equity basis in KWE acquisitions totaled $80.8 million and $168.6 million and were calculated based on Kennedy Wilson's 17.7% ownership in KWE. The amounts were funded through purchases of KWE stock in current and prior periods. Kennedy Wilson acquired $38.1 million and $67.7 million of KWE stock during the three and nine months ended September 30, 2015.

(5)	The three and nine months ended September 30, 2015, includes $100.2 million and $142.4 million of dispositions by KWE.
Conference Call and Webcast Details
Kennedy Wilson will hold a live conference call and webcast to discuss results at 7:00 a.m. PT/ 10:00 a.m. ET on November 5, 2015.
The direct dial-in number for the conference call is (866) 807-9684 for U.S. callers and (412) 317-5415 for international callers. To join the call, please reference Kennedy Wilson.
A replay of the call will be available for one week beginning one hour after the live call and can be accessed by (877) 344-7529 for U.S. callers and (412) 317-0088 for international callers. The passcode for the replay is 10074672.
The webcast will be available at: http://edge.media-server.com/m/p/e87fohy2. A replay of the webcast will be available two hours after the original webcast on the Company’s investor relations web site for one year.
About Kennedy Wilson
Founded in 1977, Kennedy Wilson is a vertically integrated global real estate investment and services company headquartered in Beverly Hills, CA, with 25 offices in the U.S., U.K., Ireland, Spain, Jersey and Japan.  The Company, on its own or with partners, invests opportunistically in a variety of real estate related investments, including multi-family, commercial, loan purchases and originations, residential, and hotels.  Kennedy Wilson offers a comprehensive array of real estate services including investment management, property services, auction, conventional sales, brokerage and research. For further information on Kennedy Wilson, please visit www.kennedywilson.com.
Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as "believe," "anticipate," "estimate," "intend," "could," "may," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties may include the factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the "SEC"), including the Item 1A "Risk Factors" section of our Annual Report on Form 10-K for the year end December 31, 2014, as amended by our subsequent filings with the SEC. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

Common Definitions
·     “KWH,” "KW," “Kennedy Wilson,” the "Company," "we," "our," or "us" refers to Kennedy-Wilson Holdings, Inc. and its wholly-owned subsidiaries. The consolidated financial statements of the Company include the results of the Company's consolidated subsidiaries (including KWE).
·    “KWE” refers to Kennedy Wilson Europe Real Estate plc, a London Stock Exchange-listed company that we externally manage through a wholly-owned subsidiary.  In our capacity as external manager of KWE, we are entitled to receive certain (i) management fees equal to 1% of KWE’s adjusted net asset value (EPRA NAV), half of which are paid in cash and the remainder of which is paid are KWE shares; and (ii) performance fees, all of which are paid in KWE shares.  In accordance with U.S. GAAP, the results of KWE are consolidated in our financial statements.  We own an approximately 17.7% equity interest in KWE, and throughout this release and supplemental financial information, we refer to our pro-rata ownership stake (based on our 17.7% equity interest or weighted-average ownership interest during the period, as applicable) in investments made and held directly by KWE and its subsidiaries.

·
"Acquisition-related gains" consist of non-cash gains recognized by the Company or its consolidated subsidiaries upon a GAAP required fair value measurement due to a business combination. These gains are typically recognized when a loan is converted into consolidated real estate owned and the fair value of the underlying real estate exceeds the basis in the previously held loan. These gains also arise when there is a change of control of an investment. The gain amount is based upon the fair value of the Company’s or its consolidated subsidiaries' equity in the investment in excess of the carrying amount of the equity directly preceding the change of control.

·     "Adjusted EBITDA" represents Consolidated EBITDA as defined below, adjusted to exclude share-based compensation expense and EBITDA attributable to noncontrolling interests.
·     “Adjusted fees’’ refers to Kennedy Wilson’s investment management, property services and research fees adjusted to include fees eliminated in consolidation and Kennedy Wilson’s share of fees in unconsolidated service businesses.
·     “Adjusted Net Asset Value’’ is calculated by KWE as net asset value adjusted to include properties and other investment interests at fair value and to exclude certain items not expected to crystallize in a long-term investment property business model such as the fair value of financial derivatives and deferred taxes on property valuation surpluses.
·   "Adjusted Net Income” represents Consolidated Adjusted Net Income as defined below, adjusted to exclude net income attributable to noncontrolling interests, before depreciation and amortization.
·   "Cap rate” represents the net operating income of an investment of the year preceding its acquisition or disposition divided by the purchase or sale price.  Cap rates set forth in this presentation only includes data from income-producing properties.  Cap rates represent historical performance and are not a guarantee of future NOI. Properties for which a cap rate is provided may not continue to perform at that cap rate.
·    "Consolidated Adjusted Net Income” represents net income before depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments and share-based compensation expense.
·   "Consolidated EBITDA" represents net income before interest expense, our share of interest expense included in income from investments in unconsolidated investments, depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments, loss on early extinguishment of corporate debt and income taxes.
·     “Consolidated investment account” refers to the sum of Kennedy Wilson’s equity in: cash held by consolidated investments, consolidated real estate and acquired in-place leases, net hedge assets, unconsolidated investments, consolidated loans gross of accumulated depreciation and amortization, and net other assets.
·     “Equity multiple” is calculated by dividing the amount of total distributions received by KW from an investment (including any gains, return of equity invested by KW and promoted interests) by the amount of total contributions invested by KW in such investment. This metric does not take into account management fees, organizational fees, or other similar expenses, all of which in the aggregate may be substantial and lower the overall return to KW. Equity multiples represent historical performance and are not a guarantee of the performance of future investments.
·     “Equity partners” refers to non-wholly-owned subsidiaries that we consolidate in our financial statements under U.S. GAAP, including KWE, and third-party equity providers.
·     "Investment account” refers to the consolidated investment account presented after noncontrolling interest on invested assets gross of accumulated depreciation and amortization.
·     "Net operating income" or " NOI” is a non-GAAP measure representing the income produced by a property calculated by deducting operating expenses from operating revenues.
·     “Same property" refers to properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.

Note about Non-GAAP and certain other financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (including, Consolidated EBITDA, Adjusted EBITDA, Consolidated Adjusted Net Income, Adjusted Net Income, Adjusted Net Income Per Basic Share and Adjusted Fees, as defined above). Such information is reconciled to its closest GAAP measure in accordance with the rules of the SEC, and such reconciliations are included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report contain income or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies. Annualized figures used throughout this release and supplemental financial information, including annualized net operating income, are not an indicator of the actual net operating income that the Company will or expects to realize in any period.

Tables Follow

Kennedy-Wilson Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions)

	September 30, 2015	December 31, 2014
Assets
Cash and cash equivalents	$153.8	$174.6
Cash held by consolidated investments	387.8	763.1
Accounts receivable	56.2	55.6
Loan purchases and originations	421.3	313.4
Real estate and acquired in place lease values, net of accumulated depreciation and amortization	5,463.5	4,228.1
Unconsolidated investments	499.6	492.2
Other assets	310.5	305.1
Total assets	$7,292.7	$6,332.1

Liabilities
Accounts payable	19.9	11.7
Accrued expenses and other liabilities	348.9	253.2
Investment debt	3,296.6	2,195.9
Senior notes payable	702.5	702.4
Line of credit	—	125.0
Total liabilities	4,367.9	3,288.2
Equity
Cumulative preferred stock	—	—
Common stock	—	—
Additional paid-in capital	1,214.4	991.3
Retained earnings (accumulated deficit)	(58.9)	(62.0)
Accumulated other comprehensive loss	(36.4)	(28.2)
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	1,119.1	901.1
Noncontrolling interests	1,805.7	2,142.8
Total equity	2,924.8	3,043.9
Total liabilities and equity	$7,292.7	$6,332.1

Kennedy-Wilson Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue
Investment management, property services and research fees	$15.1	$12.9	$47.0	$65.0
Rental	106.6	70.6	295.3	124.4
Hotel	31.3	22.9	78.0	36.9
Sale of real estate	1.6	1.6	3.7	19.0
Loan purchases, loan originations and other	4.6	5.7	13.4	11.7
Total revenue	159.2	113.7	437.4	257.0
Operating expenses
Commission and marketing	1.2	2.0	4.4	3.8
Rental operating	29.4	20.9	78.5	37.8
Hotel operating	22.7	16.9	66.1	32.1
Cost of real estate sold	1.1	1.1	2.6	14.6
Compensation and related	35.2	26.8	105.4	79.6
General and administrative	10.0	11.8	31.3	28.3
Depreciation and amortization	44.9	34.7	119.5	67.3
Total operating expenses	144.5	114.2	407.8	263.5
Income from unconsolidated investments, net of depreciation and amortization	15.9	12.1	44.1	45.9
Operating income	30.6	11.6	73.7	39.4
Non-operating income (expense)
Gain on sale of real estate	4.6	—	44.7	—
Acquisition-related gains	29.9	28.9	87.2	199.2
Acquisition-related expenses	(8.2)	(5.3)	(28.3)	(16.9)
Interest expense-investment	(31.3)	(13.8)	(77.9)	(30.2)
Interest expense-corporate	(11.7)	(15.9)	(35.5)	(41.1)
Other income	(4.3)	(1.9)	(0.7)	1.0
Income before provision for income taxes	9.6	3.6	63.2	151.4
Provision for income taxes	(4.5)	(6.6)	(32.5)	(40.8)
Net income (loss)	5.1	(3.0)	30.7	110.6
Net loss (income) attributable to noncontrolling interests	10.3	2.8	15.0	(59.9)
Preferred stock dividends and accretion of issuance costs	(0.5)	(2.0)	(3.1)	(6.1)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$14.9	$(2.2)	$42.6	$44.6
Basic earnings per share(1)
Income (loss) per basic	$0.13	$(0.03)	$0.40	$0.47
Weighted average shares outstanding for basic	107,433,124	89,267,838	101,361,606	88,854,215
Diluted earnings per share(1)
Income (loss) per diluted	$0.13	$(0.03)	$0.40	$0.47
Weighted average shares outstanding for diluted	107,433,124	89,267,838	105,517,172	90,169,008
Dividends declared per common share	$0.12	$0.09	$0.36	$0.27
(1) Includes impact of the Company allocating income and dividends per basic and diluted share to participating securities

Kennedy-Wilson Holdings, Inc.
Consolidated Adjusted Net Income and Adjusted Net Income
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net income (loss)	$5.1	$(3.0)	$30.7	$110.6
Non-GAAP adjustments:
Add back:
Depreciation and amortization	44.9	34.7	119.5	67.3
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	5.3	9.9	22.5	37.1
Share-based compensation	5.5	5.3	19.6	8.7
Consolidated Adjusted Net Income	60.8	46.9	192.3	223.7
Less:
Net income attributable to the noncontrolling interests, before depreciation and amortization(1)	(13.8)	(16.4)	(51.8)	(94.7)
Adjusted Net Income	$47.0	$30.5	$140.5	$129.0

Basic weighted average number of common shares outstanding	107,433,124	89,267,838	101,361,606	88,854,215
Basic Adjusted Net Income per share	$0.44	$0.34	$1.39	$1.45
(1) $24.2 million and $19.2 million of depreciation and amortization for the three months ended September 30, 2015 and 2014, respectively, and $66.8 million and $34.8 million of depreciation and amortization for the nine months ended September 30, 2015 and 2014, respectively.

Consolidated EBITDA and Adjusted EBITDA
(Unaudited)
(Dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net income (loss)	$5.1	$(3.0)	$30.7	$110.6
Non-GAAP adjustments:
Add back:
Interest expense-investment	31.3	13.8	77.9	30.2
Interest expense-corporate	11.7	14.4	35.5	39.6
Early extinguishment of corporate debt	—	1.5	—	1.5
Kennedy Wilson's share of interest expense included in unconsolidated investments	7.1	7.9	20.7	28.4
Depreciation and amortization	44.9	34.7	119.5	67.3
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	5.3	9.9	22.5	37.1
Provision for income taxes	4.5	6.6	32.5	40.8
Consolidated EBITDA	109.9	85.8	339.3	355.5
Add back (less):
Share-based compensation	5.5	5.3	19.6	8.7
EBITDA attributable to noncontrolling interests (1)	(32.4)	(21.6)	(109.4)	(103.2)
Adjusted EBITDA	$83.0	$69.5	$249.5	$261.0
(1) $42.8 million and $24.4 million of depreciation, amortization, taxes and interest for the three months ended September 30, 2015 and 2014, respectively, and $124.4 million and $43.3 million of depreciation, amortization, taxes and interest for the nine months ended September 30, 2015 and 2014, respectively.

Kennedy-Wilson Holdings, Inc.
Adjusted Fees
(Unaudited)
(Dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Investment management, property services and research fees	$15.1	$12.9	$47.0	$65.0
Non-GAAP adjustments:
Add back:
Fees eliminated in consolidation(1)	12.1	6.1	36.4	13.8
KW share of fees in unconsolidated service businesses (2)	3.0	3.2	10.6	10.3
Adjusted Fees	$30.2	$22.2	$94.0	$89.1

(1) The three months ended September 30, 2015 and 2014 includes $8.7 million and $3.9 million, respectively, and the nine months ended September 30, 2015 and 2014 includes $26.9 million and $8.1 million, respectively, of fees recognized in net (income) loss attributable to noncontrolling interests relating to portion of fees paid by noncontrolling interest holders in KWE and equity partner investments.
(2) Included in income from unconsolidated investments relating to the Company's investment in a servicing platform in Spain.

Kennedy-Wilson Holdings, Inc.
Adjusted EBITDA by Segment(1)
(Unaudited)
(Dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Investments	2015	2014	2015	2014
Net income (Investments)	$34.0	$30.0	132.1	190.5
Add back (less):
Interest expense - investment	31.3	13.8	77.9	30.2
Kennedy Wilson's share of interest expense included in unconsolidated investments	6.9	7.9	20.1	27.4
Depreciation and amortization	44.9	34.7	119.5	67.3
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	4.5	9.2	20.3	35.1
EBITDA attributable to noncontrolling interests (2)	(32.4)	(24.3)	(109.8)	(105.9)
Fees eliminated in consolidation	(12.1)	(6.1)	(36.4)	(13.8)
Adjusted EBITDA	$77.1	$65.2	$223.7	$230.8

(1) Adjusted EBITDA for Corporate segment was $(7.1) million and $(4.4) million for three months ended September 30, 2015 and 2014, respectively, and $(20.1) million and $(16.8) million for nine months ended September 30, 2015 and 2014, respectively. Net income for the Corporate segment was $(28.8) million and $(32.1) million for three months ended September 30, 2015 and 2014, respectively, and $(107.7) million and $(107.3) million for nine months ended September 30, 2015 and 2014, respectively.
(2) $42.8 million and $24.4 million of depreciation, amortization, taxes and interest for the three months ended September 30, 2015 and 2014, respectively and $124.4 million and $43.3 million of depreciation, amortization, taxes and interest for the nine months ended September 30, 2015 and 2014, respectively.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Services	2015	2014	2015	2014
Net (loss) income (Services)	$(0.1)	$(0.9)	6.3	27.4
Add back:
Kennedy Wilson's share of interest expense included in unconsolidated investments	0.2	0.1	0.6	1.1
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	0.8	0.7	2.2	2
Other operating expenses attributable to noncontrolling interests	—	2.7	0.4	2.7
Fees eliminated in consolidation	12.1	6.1	36.4	13.8
Adjusted EBITDA	$13.0	$8.7	$45.9	$47.0

Kennedy-Wilson Holdings, Inc.
Capitalization Summary
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	September 30, 2015	December 31, 2014
Market Data
Common stock price per share (1)	$22.17	$25.30
Common stock and convertible preferred stock:
Basic shares outstanding (1)	112,883,333	96,091,446
Shares of common stock underlying Series A mandatory convertible preferred (2)	—	8,485,303
Shares of common stock underlying Series B mandatory convertible preferred (3)	3,244,979	3,203,364
Total common stock and convertible preferred stock	116,128,312	107,780,113

Equity Market Capitalization	$2,574.6	$2,726.8

Corporate Debt (4)
Senior notes payable	705.0	705.0
Corporate line of credit	—	125.0
Total corporate debt	705.0	830.0
Total Capitalization	3,279.6	3,556.8
Less: cash and cash equivalents (excluding cash held by consolidated investments)	(153.8)	(174.6)
Total Enterprise Value	$3,125.8	$3,382.2
(1) Basic share count and common stock share price per share as of September 30, 2015 and December 31, 2014, respectively.
(2) $100 million of Series A mandatory convertible preferred stock that were converted into 8,554,948 basic shares on May 19, 2015 at a conversion price of $11.69 per share. The conversion price for the Series A mandatory convertible preferred stock was $11.79 per share as of December 31, 2014.
(3) $32.5 million of Series B mandatory convertible preferred stock with a mandatory conversion date of November 3, 2018. The conversion price for the Series B mandatory convertible preferred stock was $10.03 and $10.16 per share as of September 30, 2015 and December 31, 2014, respectively, and is subject to further adjustment pursuant to customary anti-dilution provisions.
(4) Excludes $3,296.6 million and $2,195.9 million of consolidated investment debt for the period ended September 30, 2015 and December 31, 2014, respectively.

Kennedy-Wilson Holdings, Inc.
Investment Account - 2015
(Unaudited)
(Dollars in millions)

September 30, 2015
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $218.7	$5,682.2
Loan purchases and originations	421.3
Investment debt	(3,296.6)
Cash held by consolidated investments	387.8
Unconsolidated investments(1), gross of accumulated depreciation and amortization of $61.8	532.0
Net hedge asset	17.1
Other(2)	37.7
Consolidated investment account	3,781.5
Add back:
Noncontrolling interests on investments, gross of depreciation and amortization of $102.9	(1,908.6)
Investment account	$1,872.9
(1) Excludes $29.4 million related to our investment in a servicing platform in Spain.
(2) Includes the Company's marketable securities, which are part of other assets, as well as net other assets of consolidated investments.

Investment Account Detail at September 30, 2015 (1)	Multifamily	Commercial	Loans Secured by Real Estate	Residential and Other	Hotel	Total
Western U.S.	$585.7	$226.5	$64.8	$260.5	$38.3	$1,175.8
Japan	6.2	3.5	—	0.3	—	10.0
United Kingdom	11.7	80.9	0.7	1.9	—	95.2
Ireland	39.5	29.0	—	28.9	68.9	166.3
Net hedge assets						15.4
KW share of cash held by consolidated investments						51.3
Total excluding KWE	$643.1	$339.9	$65.5	$291.6	$107.2	$1,514.0
KWE:
United Kingdom	$—	$213.0	$60.1	$—	$8.2	$281.3
Ireland	9.4	48.6	5.2	5.6	5.6	74.4
Spain	—	16.9	—	8.1	—	25.0
KW share of net hedge assets held by KWE						0.3
KW share of unsecured debt held by KWE						(79.0)
KW share of net cash held by KWE						56.9
Total KWE	$9.4	$278.5	$65.3	$13.7	$13.8	$358.9
Grand Total	$652.5	$618.4	$130.8	$305.3	$121.0	$1,872.9

						Loans Secured by
	Multifamily			Commercial		Real Estate		Residential and Other				Hotel
	Units	Properties	Rentable Sq. Ft.(in millions)	Properties	Rentable Sq. Ft.(in millions)	Current UPB	# of Loans	Acres	Units	Lots	# of Inv.	Hotel Rooms	Acres	Properties
Western U.S.	22,217	76	20.0	33	4.8	$95.8	9	4,259	499	726	28	363	24	2
Japan	2,410	50	0.9	1	—	—	—	—	—	—	1	—	—	—
United Kingdom	204	1	0.1	10	2.4	64.8	37	—	29	—	1	—	—	—
Ireland	777	4	0.6	3	0.2	36.5	151	13	—	—	3	265	1	1
Total Excluding KWE	25,608	131	21.6	47	7.4	$197.1	197	4,272	528	726	33	628	25	3
KWE:
United Kingdom	—	—	—	238	9.0	533.9	15	—	—	—	—	209	520	1
Ireland	357	2	0.3	17	1.3	128.5	12	1	—	—	1	138	171	1
Spain	—	—	—	16	0.6	—	—	—	—	—	3	—	—	—
Total KWE	357	2	0.3	271	10.9	$662.4	27	1	—	—	4	347	691	2
Grand Total	25,965	133	21.9	318	18.3	$859.5	224	4,273	528	726	37	975	716	5
(1) The figures in the investment account detail above include investments that were made and are directly held by KWE based on our 17.7% ownership interest in KWE as of September 30, 2015.

Kennedy-Wilson Holdings, Inc.
Investment Account - 2014
(Unaudited)
(Dollars in millions)

December 31, 2014
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $121.8	$4,349.9
Loan purchases and originations	313.4
Investment debt	(2,195.9)
Cash held by consolidated investments	763.1
Unconsolidated investments(1), gross of accumulated depreciation and amortization of $69.4	532.7
Hedge Asset	30.6
Other(2)	83.9
Consolidated investment account	3,877.7
Add back:
Noncontrolling interest on investments, gross of accumulated depreciation and amortization of $50.6	(2,193.4)
Investment account	$1,684.3
(1) Excludes $28.9 million related to our investment in a real estate and asset management servicing platform in Spain.
(2) Includes the Company's marketable securities, which are part of other assets as well as net other assets of consolidated investments

Investment Account Detail at December 31, 2014 (1)	Multifamily	Commercial	Loans Secured by Real Estate	Residential and Other		Hotel	Total
Western U.S.	$411.2	$229.1	$75.2	$145.0		$38.3	$898.8
Japan	80.9	3.6	—	0.4		—	84.9
United Kingdom	3.4	88.6	17.0	8.6		0.2	117.8
Ireland	63.8	40.1	8.9	27.1		91.1	231.0
KW share of cash held by consolidated investments							49.9
Total excluding KWE	$559.3	$361.4	$101.1	$181.1		$129.6	$1,382.4
KWE:
United Kingdom	$—	$102.1	$25.9	$—		$6.9	$134.9
Ireland	8.0	26.9	21.9	2.8	(2)	5.1	64.7
KW share of net cash held by KWE							102.3
Total KWE	$8.0	$129.0	$47.8	$2.8		$12.0	$301.9
Grand Total	$567.3	$490.4	$148.9	$183.9		$141.6	$1,684.3

	Multifamily			Commercial		Loans Secured by Real Estate		Residential and Other					Hotel
	Units	Properties	Rentable Sq. Ft.(in millions)	Properties	Rentable Sq. Ft.(in millions)	Current UPB	# of Loans	Acres	Units	Lots	# of Inv.		Hotel Rooms	Acres	Properties
Western U.S.	17,115	48	15.0	33	5.0	$89.8	13	3,483	6	619	19		363	23	2
Japan	2,410	50	0.9	1	—	—	—	—	—	—	1		—	—	—
United Kingdom	66	1	—	14	2.7	335.5	22	—	167	—	1		—	—	—
Ireland	777	4	0.7	3	0.2	48.1	13	13	—	—	2		265	1	1
Total excluding KWE	20,368	103	16.6	51	7.9	$473.4	48	3,496	173	619	23		628	24	3
KWE:
United Kingdom	—	—	—	62	5.4	$275.5	6	—	—	—	—		209	520	1
Ireland	353	2	0.3	14	1.0	353.5	15	1	—	—	2	(2)	138	171	1
Total KWE	353	2	0.3	76	6.4	$629.0	21	1	—	—	2		347	691	2
Grand Total	20,721	105	16.9	127	14.3	$1,102.4	69	3,497	173	619	25		975	715	5
(1) The figures in the investment account detail above include investments that were made and are directly held by KWE based on our 14.9% ownership interest in KWE as of December 31, 2014.
(2) Includes $1.0 million investment account balance related to a residential project in Spain.

Kennedy-Wilson Holdings, Inc.
Components of Value(1) - Summary
(Unaudited)
(Dollars in millions)
Below are key valuation metrics provided to assist in the calculation of a sum-of-the-parts valuation of the Company as of September 30, 2015. Please note that excluded below is the potential value of the Company's future promoted interest as well as the value of the Company's team and brand. A sum of the parts can be calculated by adding together KW’s share of the value of its investments (multifamily, commercial, hotels, loans, residential, other, development / redevelopment and KWE), the value of KW’s services business and subtracting KW’s net liabilities.

Investments
		Description	KW Investment Account	Occupancy	NOI (3)	Investment Debt	Pre-promote Ownership (4)	Common Valuation Approach	Page #
1	Multifamily (2)	25,608 units	$643.1	94.5%	$254.5	$2,770.8	48.6%	Cap rate; price per unit	20
2	Commercial (2)	6.5 million square feet	276.4	91.2%	98.0	772.5	42.4%	Cap rate; price per square foot	21
2a	Commercial: Non-stabilized	900K square feet in the Western U.S.	63.5	41.7%		127.2	47.3%	Price per square foot; equity basis multiple	21
3	Hotels, loans, residential, and other (2)	36 real estate investments, 36 loans	273.8					Equity basis multiple	23
3a	Development and redevelopment	Detail on significant value creation projects	190.5					Residual value of land	25
				# of Shares (millions)	Share Price	Market Value
4	KWE	17.7% ownership in LSE:KWE	$358.9	24.0	$17.22	$413.5	100.0%	Market Value per share; Sum-of-the-parts	26

Services
					Annualized Adj. Fees (5)	Annualized Adj. EBITDA (5)
5	Investment management	Management and promote fees			$78.2	$49.6	100.0%	Adj. EBITDA or Adj. Fees Multiple	27
6	Property services and research	Fees and commissions			47.2	11.6	100.0%	Adj. EBITDA or Adj. Fees Multiple	27
	Total Services				$125.4	$61.2

Net liabilities
	Liabilities / (Other Assets)		Total
7	Senior notes payable	KWH Corporate debt	$705.0				100%	Face Value
7	Cash and other net assets	Net current assets of the company	$(247.2)				100%	Book Value
	Total Net Liabilities		$457.8						28
(1) All information as of September 30, 2015
(2) Excludes investments held by KWE.
(3) Represents NOI for the nine months ended September 30, 2015 on an annualized basis. For properties purchased in 2015, the NOI represents estimated Year 1 NOI from our original underwriting. Annualized net operating income is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period.Similarly, estimated year 1 NOI for properties purchased in 2015 may not be indicative of the actual results for those properties.

(4) Weighted-average ownership figures.
(5) Annualized figures are calculated by dividing the nine-month adjusted fees/adjusted EBITDA figures by nine and multiplying by 12 and are not indicators of the actual results that the Company will or expects to realize in any period.

Kennedy-Wilson Holdings, Inc.
Multifamily Investment Summary
(Unaudited)
(Dollars in millions)

Multifamily	# of Properties	# of Units	Occupancy (1)	NOI (2)	Debt (3)	Pre-Promote Ownership % (5)	KW Investment Account(1)
Western U.S.	76	22,217	94.6%	$220.3	$2,235.3	53.2%	$585.7
Japan (4)	50	2,410	95.1	20.0	395.9	5.0	6.2
United Kingdom (4)	1	204	74.0	1.6	—	50.0	11.7
Ireland (4)	4	777	97.3	12.6	139.6	53.7	39.5
Total excluding KWE	131	25,608	94.5%	$254.5	$2,770.8	48.6%	$643.1
KWE
Ireland (4)	2	357	93.7%	$4.0	$53.0	17.7%	$9.4
Total KWE	2	357	93.7%	$4.0	$53.0	17.7%	$9.4

Grand Total	133	25,965	94.5%	$258.5	$2,823.8	47.4%	$652.5

Same Property Analysis By Region (excluding KWE)

The same property analysis below compares the average percentage leased, total revenues and net operating income for properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.

Three Months Ended September 30,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2015 vs. 2014	2015	2015	2014	% Change	2015	2014	% Change	2015	2014	% Change

Region:
Western U.S.	12,610	94.0%	93.7%	0.3%	$58.6	$53.6	9.5%	$38.6	$34.0	13.5%
Japan	2,410	95.3	95.7	(0.4)%	6.4	6.3	0.8%	5.0	4.9	1.6%
Ireland	777	97.3	97.7	(0.4)%	4.2	3.9	6.3%	3.3	3.1	6.3%
Total	15,797	94.4%	94.2%	0.2%	$69.2	$63.8	8.4%	$46.9	$42.0	11.5%

Nine Months Ended September 30,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2015 vs. 2014	2015	2015	2014	% Change	2015	2014	% Change	2015	2014	% Change

Region:
Western U.S.	11,491	94.3%	94.2%	0.1%	$156.7	$143.6	9.1%	$103.8	$91.8	13.1%
Japan	2,410	95.7	95.6	0.1%	19.2	19.3	(0.7)%	15.0	15.0	0.1%
Ireland	751	96.8	98.0	(1.2)%	11.5	10.8	6.0%	8.9	8.4	5.6%
Total	14,652	94.7%	94.7%	—%	$187.4	$173.7	7.8%	$127.7	$115.2	10.8%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.

(1) As of September 30, 2015.
(2) Represents NOI for the nine months ended September 30, 2015 on an annualized basis. For properties purchased in 2015, the NOI represents estimated Year 1 NOI from our original underwriting. Annualized net operating income is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period. Similarly, estimated Year 1 NOI for properties purchased in 2015 may not be indicative of the actual results for those properties.
(3) Debt represents 100% debt balance against properties as of September 30, 2015.
(4) Estimated foreign exchange rates are ¥120 = $1 USD, £0.66 = $1 USD and €0.89 = $1 USD, related to NOI and debt.
(5) Weighted average ownership figures.

Kennedy-Wilson Holdings, Inc.
Commercial Investment Summary
(Unaudited)
(Dollars and Square Feet in millions)

Commercial	# of Properties	Rentable Sq. Ft.	Occupancy (1)	NOI (2)	Debt (3)	Pre-Promote Ownership % (4)	KW Investment Account(1)
Western U.S. (7)	25	3.9	91.1%	$51.5	$380.0	43.0%	$163.0
Japan (5)	1	—	100.0	0.3	2.1	82.0	3.5
United Kingdom (5)	10	2.4	91.0	37.0	294.0	38.3	80.9
Ireland (5)	3	0.2	96.0	9.2	96.4	50.9	29.0
Total stabilized excluding KWE	39	6.5	91.2%	$98.0	$772.5	42.4%	$276.4
Unstabilized Total (6)	8	0.9	41.7%	N/A	127.2	47.3%	63.5
Total excluding KWE	47	7.4			$899.7		$339.9

KWE:
United Kingdom (5)	238	9.0	96.0%	$151.2	$969.4	17.7%	$213.0
Ireland (5)	15	1.0	95.3	34.2	260.0	17.7	44.1
Spain (5)	16	0.6	100.0	6.7	—	17.7	16.9
Total stabilized KWE	269	10.6	96.1%	$192.1	$1,229.4	17.7%	$274.0
Unstabilized KWE (6)	2	0.3	—%	N/A	35.2	17.7%	4.5
Total KWE	271	10.9			$1,264.6		$278.5

Grand Total	318	18.3	90.2%	$290.1	$2,164.3	26.2%	$618.4

Same Property Analysis By Region (excluding KWE)

The same property analysis below compares the average occupancy, total revenues and net operating income for properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.

Three Months Ended September 30,	Same Property Square Feet	Average % Occupancy			Total Revenues			Net Operating Income
2015 vs. 2014	2015	2015	2014	% Change	2015	2014	% Change	2015	2014	% Change

Region:
Western U.S.	3.2	91.3%	89.8%	1.7%	$17.1	$16.3	5.0%	$10.5	$9.9	6.8%
Japan	—	100.0	100.0	—	0.1	0.1	—	0.1	0.1	0.7
United Kingdom	2.3	94.0	92.9	1.2	11.4	11.2	2.4	9.6	8.9	7.8
Ireland	0.2	95.9	100.0	(4.1)	2.6	2.5	3.8	2.5	2.4	5.9
Total	5.7	92.6%	91.4%	1.2%	$31.2	$30.1	3.9%	$22.7	$21.3	7.1%

Nine Months Ended September 30,	Same Property Square Feet	Average % Occupancy			Total Revenues			Net Operating Income
2015 vs. 2014	2015	2015	2014	% Change	2015	2014	% Change	2015	2014	% Change

Region:
Western U.S.	3.0	91.2%	89.0%	2.4%	$47.4	$45.6	3.9%	$29.5	$27.7	6.5%
Japan	—	100.0	100.0	—	0.3	0.3	—	0.2	0.2	1.5
United Kingdom	2.3	93.0	91.5	1.6	34.3	34.3	0.1	29.1	28.4	2.1
Ireland	0.2	97.1	100.0	(2.9)	7.5	7.5	0.2	7.1	7.0	1.0
Total	5.5	92.2%	90.5%	1.8%	$89.5	$87.7	2.1%	$65.9	$63.3	3.9%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions

(1) As of September 30, 2015.
(2) Represents NOI for the nine months ended September 30, 2015 on an annualized basis. For deals purchased in 2015, the NOI represents estimated Year 1 NOI from our original underwriting. Excludes NOI for unstabilized properties shown in this table separately. Annualized net operating income is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period. Similarly, estimated Year 1 NOI for properties purchased in 2015 may not be indicative of the actual results for those properties.
(3) Debt represents 100% debt balance against properties as of September 30, 2015.
(4) Weighted-average ownership figures.
(5) Estimated foreign exchange rates are ¥120 = $1 USD, £0.66 = $1 USD and €0.89 = $1 USD, related to NOI and debt.
(6) Represents properties that are either under development or undergoing lease up as part of our asset management strategy.
(7) The information presented in this row for Western U.S. commercial assets includes our corporate headquarters wholly owned by KW comprising 58,000 sq. ft., $35 million of debt, 100% occupancy, $2.9 million in annualized NOI and investment account balance of $27.4 million as of September 30, 2015.

Kennedy-Wilson Holdings, Inc.
Hotel, Loans, Residential and Other Investment Summary
(Unaudited)
(Dollars in millions)

Hotel	# of Investments	Hotel Rooms	Total Acres	NOI (2)	Debt (3)	Pre-Promote Ownership% (4)	KW Investment Account(1)
Western U.S.	2	363	24	$2.8	$39.5	52.9%	$38.3
Ireland (5)	1	265	1	11.5	80.5	100.0	68.9
Total excluding KWE	3	628	25	$14.3	$120.0	75.8%	$107.2

KWE:
United Kingdom (5)	1	209	520	$3.2	$—	17.7%	$8.2
Ireland (5)	1	138	171	2.1	—	17.7%	5.6
Total KWE	2	347	691	$5.3	$—	17.7%	$13.8

Grand Total	5	975	716	$19.6	$120.0	55.1%	$121.0

Loans	Initial # of Loans (6)	Initial UPB (7)	# of Unresolved Loans	Total Collections	Current UPB(1)	Pre-Promote KW Share of Current UPB (8)	Pre-Promote Ownership% (4)	KW Investment Account (1)
Western U.S.	9	$96.5	9	$1.4	$95.8	$74.6	77.9%	$64.8
United Kingdom (5)	37	588.2	9	408.6	64.8	3.2	4.9	0.7
Ireland (5)	151	403.8	18	83.0	36.5	3.7	10.1	—
Total excluding KWE	197	$1,088.5	36	$493.0	$197.1	$81.5	41.3%	$65.5

KWE:
United Kingdom (6)	15	540.2	15	21.1	533.9	94.4	17.7	$60.1
Ireland (6)	12	241.6	7	63.9	128.5	22.7	17.7	5.2
Total	27	$781.8	22	$85.0	$662.4	$117.1	17.7%	$65.3

Grand Total	224	$1,870.3	58	$578.0	$859.5	$198.6	23.1%	$130.8
(1) As of September 30, 2015.
(2) Represents NOI for the nine months ended September 30, 2015 on an annualized basis. For deals purchased in 2015, the NOI represents estimated Year 1 NOI from our original underwriting. Annualized net operating income is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period.
(3) Debt represents 100% debt balance against properties as of September 30, 2015.
(4) Weighted-average ownership figures.
(5) Estimated foreign exchange rates are ¥120 = $1 USD, £0.66 = $1 USD and €0.89 = $1 USD, related to NOI and debt.
(6) Represents total number of loans at initial acquisition of respective pools.
(7) Unpaid Principal Balance.
(8) Represents the amount of cash we would receive if the loans are resolved at par, excluding our promoted interests.

Kennedy-Wilson Holdings, Inc.
Hotel, Loans, Residential and Other Investment Summary (Continued)
(Unaudited)
(Dollars in millions)

Residential and Other	# of Investments	Residential Units	Total Acres	Residential Lots	Debt (2)	Pre-Promote Ownership% (4)	KW Investment Account(1)
Western U.S.	28	499	4,259	726	$60.6	39.8%	$260.5
Japan	1	—	—	—	—	100.0	0.3
United Kingdom (3)	1	29	—	—	—	50.0	1.9
Ireland (3)	3	—	13	—	4.0	48.3	28.9
Total excluding KWE	33	528	4,272	726	$64.6	40.6%	$291.6

KWE:
Ireland (3)	1	—	1	—	$—	17.7%	$5.6
Spain (3)	3	—	—	—	$3.5	17.2%	8.1
Total KWE	4	—	1	—	$3.5	17.4%	$13.7

Grand Total	37	528	4,273	726	$68.1	38.3%	$305.3

(1) As of September 30, 2015.
(2) Debt represents 100% debt balance against properties as of September 30, 2015.
(3) Estimated foreign exchange rates are ¥120 = $1 USD, £0.66 = $1 USD and €0.89 = $1 USD, related to NOI and debt.
(4) Weighted-average ownership figures.

Kennedy-Wilson Holdings, Inc.
Key Development and Re-development Initiatives (excluding KWE)
(Unaudited)
Kennedy Wilson has the following significant projects in process that contain various value-add components, including adding multifamily units, commercial square feet, residential lots, and entitling land adjacent to existing Kennedy Wilson investments.

(Dollars in millions)			If Completed
Property Type	Location	Project Description	Commercial Square Feet	MF Units	Residential Units	Est Remaining cap ex (if built)(2)	Investment Account	KW Ownership	Status
Under Development
Residential	Hawaii	450 acre project on Kona Coast. Includes 67,000 sq. ft. clubhouse and 400 home sites	—	—	400	$615	$44.9	13%	Selling units. Estimated peak equity reached.
Mixed-use	Ireland	Additional development within existing 423-unit apartment community in Dublin	50,000	383	—	140	4.6	50%	Under development
Multifamily	Washington	Three tax credit apartment development sites in Seattle area	—	932	—	100	1.5	51%	Under development
Entitled
Residential	California	33 acre residential site in infill Orange County	—	—	244	110	24.0	50%	Entitled
Commercial	Ireland	Prime waterfront five acre site adjacent to a KW owned office building in Central Dublin	384,000	204	—	274	19.5	42.5%	Entitled
Residential	California	3 acres of infill residential land adjacent to a retail center owned by KW in Los Angeles	—	—	63	30	7	100%	Under contract to sell
Mixed-use	California	Additional development within existing 409-unit apartment complex in Downtown Sacramento	74,000	1,061	300	350	3.0	51%	Entitled
Seeking Entitlement
Residential	Hawaii	455 acres on North Shore of Oahu			91	200	41.2	100%	Seeking entitlement
Residential	California	113 acres in Orange County	—	—	65	50	38.2	50%	Partially entitled
Multifamily	California	Four acres of land adjacent to an office building owned by KW in Westlake Village	—	194.0	—	75	5.3	89%	Seeking entitlement
Residential	California	3 acres of residential land adjacent to KW owned hotel in Lake Tahoe	—	—	14	50	1.3	50%	Seeking entitlement
Residential	California	Excess land adjacent to KW owned office building in Pasadena	—	—	55	30	—	5%	Seeking design approval
		Total	508,000	2,774	1,232	$2,024	$190.5
(1) This section includes potential developments or redevelopments that the Company is considering. The scope of these projects may change. There is no certainty that the Company will develop or redevelop any or all of these potential projects. Information as of September 30, 2015.
(2) Total costs represent an estimate of the project's total cost to completion, if built. Total remaining costs may be financed with third-party equity, proceeds from project sales, and/or debt financing. These figures are budgeted costs and are subject to change.

Kennedy-Wilson Holdings, Inc.
KWE Investment Summary(1)
(Unaudited)
(Dollars in millions, except share information)

As of September 30, 2015, Kennedy Wilson owns 17.7% of the outstanding share capital of Kennedy Wilson Europe (KWE). Additionally, a wholly-owned subsidiary of Kennedy Wilson acts as the investment manager of KWE, whereby it earns an annual management fee and rights to potential incentive fees. Below is a summary of Kennedy Wilson's stock investment in KWE and the operating metrics of the underlying KWE investments.

	Shares (million)	Price per Share	Market Value(2)	KWH Investment Account	Dividend Yield (3)
KWE Stock Position	24.0	$17.22	$413.5	$358.9	3.5%
(1) All information as of September 30, 2015
(2) Estimated foreign exchange rate is £0.66 = $1 USD. The share price of KWE on September 30, 2015 was £11.38.
(3) Dividend yield is annualized based upon the per share quarterly dividend of 10 pence

($ in millions, except share count and per share price)
Market Data	September 30, 2015
Common stock price per share (1)	$17.22
Basic shares outstanding	135,767,919
Market Capitalization	$2,337.9
(1) Estimated foreign exchange rate is £0.66 = $1 USD. The share price of KWE on September 30, 2015 was £11.38.

KWE(1)
Portfolio Statistics as of September 30, 2015

Asset Mix	%
Real Estate Assets	90%
Loan portfolios	10%
100%

Geography	%
United Kingdom	72%
Ireland	24%
Spain	4%
100%

Sector	%
Office	43%
Retail	24%
Industrial	8%
Leisure	5%
Residential	3%
Development	5%
Hotel	2%
Loans	10%
100%
(1) As reported by KWE.

Kennedy-Wilson Holdings, Inc.
Global Services Platform
(Unaudited)
(Dollars in millions)

Kennedy Wilson's services business offers a comprehensive line of real estate services for the full lifecycle of real estate ownership. Kennedy Wilson has over $17 billion in AUM(1) and over 53 million square feet under management.
Below are other key statistics related to our services platform:

Services
	Investment Management	Property Services & Research
Annualized Q3 2015 Adjusted Fees (2)	$78.2 million	$47.2 million
Annualized Q3 2015 Adjusted EBITDA (2)	$49.6 million	$11.6 million
Description	$5.2 billion in total Invested Capital (3)

(1) As defined in "Common Definitions" section of the earnings release.

(2)  Annualized figures are calculated by dividing the nine-month adjusted fees/adjusted EBITDA figures by nine and multiplying by 12 and are not indicators of the actual results that the Company will or expects to realize in any period.

(3) Represents total investment level equity on which we earn fee income, of which $1.9 billion relates to Kennedy Wilson.

Kennedy-Wilson Holdings, Inc.
Debt and Liquidity Schedule
(Unaudited)
(Dollars in millions)

	Investment Level			Corporate		Total KW Share
Maturity	Consolidated (excluding KWE)	Consolidated KWE	Unconsolidated Debt	Unsecured Debt
2015	$9.4	$—	$6.1	$—		$8.8
2016	46.7	0.4	244.2	—		134.0
2017	194.8	0.9	279.9	—		317.9
2018	82.0	166.4	347.4	—		213.5
2019	113.8	798.6	140.1	—		283.5
2020	149.4	107.1	547.2	—		209.7
2021	62.5	0.1	94.8	—		67.7
2022	11.3	447.1	149.1	—		133.3
2023	135.0	244.8	50.4	—		185.3
2024	163.2	0.1	26.2	650.0	(1)	770.3
Thereafter	560.6	2.4	440.9	55.0	(1)	514.0
Total	$1,528.7	$1,767.9	$2,326.3	$705.0		$2,838.0
(1) Represents principal balance of senior notes.

Weighted average interest rate (KW Share): 4.2%

Weighted average remaining maturity in years (KW Share): 6.7 years

Kennedy Wilson has exposure to fixed and floating rate debt through its corporate debt along with debt encumbering its consolidated properties and its joint venture investments. The table below details Kennedy Wilson's total consolidated and unconsolidated debt by interest rate type.

(Dollars in millions)	Fixed Rate Debt	Floating with Interest Rate Caps	Floating without Interest Rate Caps	Total Investment Level Debt (2)
Investment Level Debt (excl. KWE)	$2,800.4	$364.8	$689.8	$3,855.0
KW Corporate Debt	705.0	—	—	705.0
Investment Level Debt (KWE)	802.0	595.4	370.5	1,767.9
Total	$4,307.4	$960.2	$1,060.3	$6,327.9
(2) Represents $3,296.6 million of consolidated asset level debt and $2,326.3 million of unconsolidated asset level debt. Approximately 99% of such asset level debt is non-recourse to the Company.

Kennedy Wilson has the following sources of liquidity:

(Dollars in millions)	September 30, 2015
Cash and cash equivalents	$153.8
Kennedy Wilson Share of Consolidated Cash (excluding KWE)	51.3
Kennedy Wilson Line of Credit ($0 drawn)	300.0
KWE Stock Position Market Value(1) (Unencumbered)	413.5
Total	$918.6
(1) Estimated foreign exchange rate is £0.66 = $1 USD. The share price of KWE on September 30, 2015 was £11.38. There can be no assurances that the Company will be able to sell its share in KWE at such price per share.

Kennedy-Wilson Holdings, Inc.
Investment Level Estimated Balance Sheets (1)
(Unaudited)
(Dollars in millions)

The following estimated investment level balance sheet represents the estimated combined balance sheets of consolidated investments and investments in which Kennedy Wilson has an ownership interest (2):

	September 30, 2015	December 31, 2014

Assets
Cash and cash equivalents	$461.5	$839.9
Real estate and acquired in place lease values, net of accumulated depreciation and amortization	9,217.1	7,410.8
Loan purchases and originations	383.5	464.8
Other assets	586.7	425.0
Total assets	$10,648.8	$9,140.5
Liabilities and equity
Liabilities
Accounts payable, accrued expenses and other liabilities	434.7	196.4
Investment debt	5,622.9	4,112.7
Total liabilities	6,057.6	4,309.1
Equity
Total equity	4,591.2	4,831.4
Total liabilities and equity	$10,648.8	$9,140.5
(1) Kennedy Wilson’s Investment Level Estimated Balance Sheets are solely provided to depict the overall size and scope of the operations of the investment portfolio in which Kennedy Wilson has an ownership interest.  The Investment Level Estimated Balance Sheets do not include third party assets that Kennedy Wilson manages and in which Kennedy Wilson does not have an ownership interest. Please also refer to Kennedy Wilson’s Consolidated Balance Sheets on page 10 for its balance sheets prepared in accordance with U.S. GAAP.
(2) The Company has an approximate 36% ownership in our $10.6 billion investment portfolio as of September 30, 2015.

Kennedy-Wilson Holdings, Inc.
Investment Level Estimated Operating Income Statements (1)
(Unaudited)
(Dollars in millions)

The following investment level estimated operating income statement represents the estimated combined income statements of consolidated investments and investments in which Kennedy Wilson has an ownership interest:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue
Rental	$190.9	$143.3	$538.7	$429.8
Hotel	31.3	22.8	78.0	36.9
Loans and other	21.3	6.6	53.3	44.4
Total revenue	243.5	172.7	670.0	511.1

Property Operating expenses
Rental and other	63.7	66.5	200.2	182.6
Hotel	22.7	16.9	66.1	32.1
Total property operating expenses	86.4	83.4	266.3	214.7

NOI (2)	$157.1	$89.3	$403.7	$296.4
(1) Kennedy Wilson’s Investment Level Estimated Income Statements are solely provided to depict the overall size and scope of the operations of the investment portfolio in which Kennedy Wilson has an ownership interest.  The Investment Level Estimated Operating Income Statements do not include third party assets that Kennedy Wilson manages and does not have an ownership interest. Please also refer to Kennedy Wilson’s Consolidated Statements of Operations on page 11 for its unaudited statements of operations prepared in accordance with U.S. GAAP.
(2) Excludes depreciation and amortization of $65.5 million and $45.2 million for the three months ended September 30, 2015 and 2014 and $187.0 million and $153.6 million for the nine months ended September 30, 2015 and 2014.